As filed with the Securities and Exchange Commission on June 15, 1995
                                          Registration No. 33-




                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933




                            CONSOLIDATED PAPERS, INC.
             (Exact name of registrant as specified in its charter)


                WISCONSIN                        39-0223100
         (State or other jurisdiction of       (I.R.S. Employer
         incorporation or organization)        Identification No.)

        P.O. Box 8050, Wisconsin Rapids, WI       54495-8050
      (Address of principal executive offices)    (Zip Code)



               CONSOLIDATED EMPLOYEES' TAX-SAVER & INVESTMENT PLAN
                            (Full title of the plan)


              CARL H. WARTMAN                  Telephone number,
                Secretary                      including area code,
           Consolidated Papers, Inc.           of agent for service:
              P.O. Box 8050
         Wisconsin Rapids, WI 54495-8050         (715) 422-3578
       (Name and address of agent for service)



                         CALCULATION OF REGISTRATION FEE

                                      Proposed
                                      maximum       Proposed
                                      offering      maximum         Amount of
Title of securities   Amount to be     price        aggregate       registration
registration to be    registered     per share<F1>  offering price     fee


Common Stock,
$1.00 par value ... 1,000,000 shares  $53           $53,000,000     $18,276


<F1>     Estimated solely for the purpose of calculating the registration fee and based on the average of the high and low prices of a share of Common Stock, $1.00 par value, of the registrant on the New York Stock Exchange composite tape on June 13, 1995.



THIS REGISTRATION STATEMENT ALSO COVERS AN INDETERMINATE AMOUNT OF PARTICIPATING INTERESTS IN THE CONSOLIDATED EMPLOYEES' TAX-SAVER & INVESTMENT PLAN.



                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.
      INCORPORATION OF DOCUMENTS BY REFERENCE.

The previously filed registration statement, File No. 2-87423, on Form S-8 covering Common Stock offered pursuant to the Consolidated Employees' Tax-saver & Investment Plan, and also covering participating interests in that Plan itself, is incorporated into this Registration Statement by reference.

All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all shares offered have been sold or which deregisters all shares then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 8.
      EXHIBITS.

The following are filed as exhibits to this Registration Statement:

      5 Opinion (including consent) of McDermott, Will & Emery, special counsel with respect to the Consolidated Employees' Tax-saver & Investment Plan.

      24.1  Consent of Arthur Andersen LLP, independent public accountants.

The registrant hereby undertakes that the registrant will submit or has submitted the Consolidated Employees' Tax-saver & Investment Plan and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan.

ITEM 9.   UNDERTAKINGS.

The registrant hereby undertakes that, insofar as indemnification of liabilities arising under the Securities Act of 1993 (the "Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions of the Certificate of Incorporation or Bylaws of the registrant or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy expressed in the Act and will be governed by the final adjudication of such issue. The foregoing undertaking applies both to this Registration Statement and the registrant's registration statement on Form S-8, File No. 2-87423, heretofore filed with the Securities and Exchange Commission.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated. Each person whose signature appears below constitutes and appoints George W. Mead and Patrick F. Brennan, and each of them, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, thereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wisconsin Rapids, State of Wisconsin, on June 14, 1995.

CONSOLIDATED PAPERS, INC.



By:  /s/ Richard J. Kenney
    ___________________________________
       Richard J. Kenney
       Vice President, Finance


     Signature                           Title                      Date


/s/ George W. Mead                       Chairman and Director     June 14, 1995
________________________________
George W. Mead

/s/ Patrick F. Brennan                   President, Chief          June 14, l995
________________________________         Executive Officer, and
Patrick F. Brennan                       Director

/s/ Richard J. Kenney                    Vice President, Finance   June 14, 1995
________________________________
Richard J. Kenney

/s/ Ruth Baldwin Barker                  Director                  June 14, 1995
________________________________
Ruth Baldwin Barker

/s/ James R. Bostic                      Director                  June 14, 1995
________________________________
James R. Bostic

/s/ Wiley N. Caldwell                    Director                  June 14, 1995
________________________________
Wiley N. Caldwell

/s/ Sally M. Hands                       Director                  June 14, 1995
________________________________
Sally M. Hands

/s/ Bernard S. Kubale                    Director                  June 14, 1995
________________________________
Bernard S. Kubale

/s/ D. Richard Mead, Jr.                 Director                  June 14, 1995
________________________________
D. Richard Mead, Jr.

/s/ Gilbert D. Mead                      Director                  June 14, 1995
________________________________
Gilbert D. Mead

/s/ Lawrence R. Nash                     Director                  June 14, 1995
________________________________
Lawrence R. Nash

/s/ Glenn N. Rupp                         Director                 June 14, 1995
________________________________
Glenn N. Rupp


The Plan

Pursuant to the requirements of the Securities Act of 1933, the members of the Tax-saver & Investment Board have caused this Registration Statement to be signed on behalf of the Consolidated Employees' Tax-saver & Investment Plan by the undersigned, thereunto duly authorized, in the City of Wisconsin Rapids, State of Wisconsin, on June 14, 1995.

                              Consolidated Employees'
                              Tax-saver & Investment Plan

                              By /s/ Charles R. Bigelow
                                 ________________________________
                                 Charles R. Bigelow
                                 Member of the Board


                              By /s/ David H. Krommenacker
                                 ________________________________
                                 David H. Krommenacker
                                 Member of the Board


                              By /s/ David R. Mancusi
                                 ________________________________
                                 David R. Mancusi
                                 Member of the Board


                              By /s/ John D. Steinberg
                                 ________________________________
                                 John D. Steinberg
                                 Member of the Board